PROSPECTUS and				PRICING SUPPLEMENT NO. 34
PROSPECTUS SUPPLEMENT, each		effective at 12:15 PM ET
Dated January 12, 1999			Dated February 25, 2000
CUSIP: 24422ELW7				Commission File No.: 333-69601
Filed pursuant to Rule 424(b)(3)

                        U.S. $1,590,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				1 March 2000

Maturity Date:					3 March 2003

Principal Amount:					$25,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 20 Basis Points

Initial Interest Determination Date:	28 February 2000

Day Count Convention:				Actual/360

Interest Reset Dates:				Quarterly on the 3rd
                                          Mar, Jun, Sept, Dec
							(or next business day)

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 3rd
                                          Mar, Jun, Sept, Dec
							(or next business day)

Redemption Provisions:				None

Plan of Distribution:				J.P. Morgan Securities, Inc.,
as agent, has offered
the Senior Notes
for sale at a price
of 100% of the aggregate
principal amount
of the Senior Notes.


J.P. Morgan Securities, Inc.